SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Definitive Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which the transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:____________________

[   ] Fee paid previously with preliminary materials

[   ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:____________________

          (2) Form, Schedule or Registration Statement No.:____________________

          (3) Filing Party:____________________

          (4) Date Filed:____________________

PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.
100 Marine Parkway, Suite 325
Redwood Shores, California 94065
(650) 802-8299

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Redwood Shores, California
December __, 2001

This information statement has been mailed on December __, 2001 to the stockholders of record on December __, 2001 (the "Record Date") of Pacific Systems Control Technology, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of December __, 2001. The actions to be taken pursuant to the written consent shall be taken on or about January __, 2002, twenty days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors

/s/ ANTHONY K. CHAN
Anthony K. Chan, Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT
OF A MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS,
DATED DECEMBER __, 2001

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of stockholders dated December __, 2001, in lieu of a special meeting of the stockholders. Such actions will be taken on or about January __, 2002:

1.  A special dividend will be given to the holders of the outstanding shares of Pacific Systems Control Technology, Inc. ("Pacific Systems") common stock of 80% of the outstanding shares of capital stock of PeopleNet International Corporation, a wholly owned subsidiary of Pacific Systems;

2.  Amend the Company's Certificate of Incorporation to increase the authorized amount of capital stock from 46,000,000 shares to 110,000,000 shares, of which 100,000,000 shall be Common Stock, and 10,000,000 shall be preferred stock;

3.  Increase of the number of shares of the Company's common stock, $.0001 par value per share (the "Common Stock") issuable under the Company's 1997 Employee Stock Option Plan from 1,750,000 to 10,000,000; and

4.  Increase the number of shares of Common Stock issuable under the Company's 1997 Non-Employee Directors Stock Option Plan from 200,000 to 500,000.

By Order of the Board of Directors

/s/ ANTHONY K. CHAN
Anthony K. Chan, Secretary

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 40,000,000 shares of common stock par value $.0001 per share and 6,000,000 shares of preferred stock, of which 27,462,871 shares of common stock and no preferred stock were issued and outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated December __, 2001; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on January __, 2002.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law.

PROPOSAL NO. 1
THE DISTRIBUTION

Our Board of Directors and a majority of our stockholders have approved a proposal to effect a spin-off distribution to our stockholders of our wholly-owned subsidiary, PeopleNet International Corporation (f/k/a American Champion Media, Inc.). The spin-off will separate Pacific Systems Control Technology, Inc. into two publicly-traded companies:

1.  PeopleNet International Corporation ("PeopleNet"), which will market its television property "Adventures With Kanga Roddy" and an Internet browser for children called "ChiBrow"; and

2.  Pacific Systems Control Technology, Inc. ("Pacific Systems") which will engage in the business of the marketing and distribution of utility metering and power automation products.

The separation of these businesses will be accomplished through a distribution of 80% of the common stock of PeopleNet to existing Pacific Systems stockholders. As a result of the spin-off distribution, each existing Pacific Systems stockholder will (1) receive one share of PeopleNet common stock for every 17 shares of existing Pacific Systems common stock held and (2) retain their shares in existing Pacific Systems.

We believe that this distribution will enable the respective management teams to focus more closely on their businesses and provide flexibility for each of the separated companies to grow in the way best suited for its industry.

For federal income tax purposes, the distribution of the shares of PeopleNet common stock to Pacific Systems stockholders will be tax-free to Pacific Systems and its stockholders.

Details of the distribution, are set forth on the next page under the heading "Questions and Answers Regarding the Distribution."

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION

Q1: WHAT IS THE DISTRIBUTION?

A: The Distribution is the method by which Pacific Systems will be separated into two publicly traded companies:

1.  PeopleNet International Corporation ("PeopleNet"), which will market its television property "Adventures With Kanga Roddy" and an Internet browser for children called "ChiBrow"; and

2.  Pacific Systems Control Technology, Inc. ("Pacific Systems") which will engage in the marketing and distribution of utility metering and power automation.

Pursuant to the Distribution, Pacific Systems will distribute to its stockholders in a tax-free dividend one share of PeopleNet common stock for every 17 shares of Pacific Systems common stock held. Immediately after the Distribution, Pacific Systems' stockholders will still own all of Pacific Systems' current businesses, but they will own them through their investments in PeopleNet and Pacific Systems.

Q2: WHAT IS PEOPLENET?

A: PeopleNet International Corporation, is engaged the:

1.  Marketing of "Adventures With Kanga Roddy", a television program aimed at pre-school and primary school children that we produced between the years 1997 and 2000;

2.  Licensing of merchandising rights related to the Kanga Roddy series; and

3.  Marketing and licensing of rights to ChiBrow, an acquired software property.

Q3: WHAT BUSINESS WILL PACIFIC SYSTEMS ENGAGE IN AFTER THE DISTRIBUTION?

A: American Champion Entertainment, Inc. changed its corporate name to Pacific Systems Control Technology, Inc. on August 8, 2001 and its trading symbol changed to PFSY on or about August 14, 2001. This name change was made to more appropriately reflect the businesses of utility metering and power automation that it is engaging in under management by the Larson Group of California and the Holley Group of China. The Holley Group became the company's largest stockholder in January 2001 when they purchased all of the company's convertible debt and converted the outstanding principal into common stock.

Q4: WHY IS PACIFIC SYSTEMS CORPORATION SEPARATING ITS BUSINESSES?

A: We believe that this distribution will enable the respective management teams to focus more closely on their businesses and provide flexibility for each of the separated companies to grow in the way best suited for its industry.

Q5: WHY IS THIS TRANSACTION STRUCTURED AS A DISTRIBUTION?

A: The Distribution is the most tax-efficient means of separating Pacific Systems' businesses. For federal income tax purposes the Distribution of the shares of PeopleNet common stock to Pacific Systems stockholders will be tax-free to Pacific Systems and its stockholders.

Q6: WHAT WILL PACIFIC SYSTEMS STOCKHOLDERS RECEIVE IN THE DISTRIBUTION?

A: In the Distribution, Pacific Systems stockholders will receive one share of PeopleNet common stock for every 17 shares of Pacific Systems' common stock they own. Immediately after the Distribution, Pacific Systems' stockholders will still own their shares of Pacific Systems common stock and the same stockholders will still own all of Pacific Systems' businesses, but they will own them as two separate investments rather than as a single investment.

Q7: WHERE CAN PACIFIC SYSTEMS' STOCKHOLDERS GET MORE INFORMATION?

A: Pacific Systems' stockholders with additional questions related to the Distribution should contact Continental Transfer & Trust Company, the Transfer Agent for the Distribution, at 17 Battery Place, 8th Floor, New York, NY 10004, telephone number: 212-509-4000. Questions may also be directed to Investor Relations of Pacific Systems at 100 Marine Parkway, Suite 325, Redwood Shores, CA 94065, telephone number: 650-802-8299.

DESCRIPTION OF THE DISTRIBUTION

The Distribution is the method by which Pacific Systems Control Technology Inc. ("Pacific Systems") will be separated into two publicly traded companies, PeopleNet International Corporation and Pacific Systems. In the Distribution, Pacific Systems will distribute to its stockholders shares of Pacific Systems common stock, which will represent a continuing interest in Pacific Systems' businesses. After the Distribution, Pacific Systems' only business will be the business of untility metering and power automation, and the shares of Pacific Systems common stock held by Pacific Systems' stockholders will represent a continuing interest only in that business.

You should note that notwithstanding the legal form of the Distribution described above whereby Pacific Systems will spin off PeopleNet, because of the relative significance of the PeopleNet operations to Pacific Systems, PeopleNet will be treated as the "accounting successor" to Pacific Systems for financial reporting purposes. Therefore, the historical financial information for PeopleNet included in this Information Statement is that of Pacific Systems and does not reflect the separation of PeopleNet's business from Pacific Systems' business that will occur through the Distribution.

The historical financial information for Pacific Systems has been prepared on a stand-alone basis as described in Note 1 to the financial statements of Pacific Systems included elsewhere in this Information Statement. Pacific Systems's historical financial information includes allocations of certain Pacific Systems corporate assets, liabilities and expenses. The resulting effect on Pacific Systems due to the separation of PeopleNet is provided in the proforma column as if the separation had taken place on September 30, 2001.

Effect on Stockholders

Upon the Distribution, each Pacific Systems stockholder will retain his or her shares of Pacific Systems common stock and, for each 17 shares of Pacific Systems common stock held by the stockholder on the Distribution Record Date (as defined herein), will be entitled to receive one share of PeopleNet common stock. For additional information regarding the Distribution, see the information set forth under the heading "The Distribution" in this Information Statement.

Following the Distribution, the certificates representing the "old" Pacific Systems common stock will represent such stockholders' interests in the "new" Pacific Systems business.

Certain Federal Income Tax Consequences

The Distribution will be tax free to Pacific Systems and its stockholders for U.S. federal income tax purposes. Pacific Systems' stockholders will apportion their tax basis in Pacific Systems common stock held immediately before the Distribution among the Pacific Systems common stock (which will represent shares of "old" Pacific Systems after the Distribution) and the PeopleNet common stock received in the Distribution based on the relative fair market values of the stock.

No Appraisal Rights

Under Delaware law, Pacific Systems' stockholders have no right of appraisal of the value of their shares in connection with the Distribution.

Listing of PeopleNet and Pacific Systems

The shares of PeopleNet common stock to be issued in the Distribution are not expected to be immediately trading on any exchange. PeopleNet anticipates applying for listing on Nasdaq in early 2002. In the event that the application for a Nasdaq listing is unsuccessful, PeopleNet's shares may then be traded on the OTC:BB. There is currently no public trading market for these shares.

Pacific Systems common stock (i.e. the "old" Pacific Systems common stock) will continue to trade on the OTC:BB. However, because of the significant changes that will take place at Pacific Systems as a result of the Distribution, the trading market for Pacific Systems common stock may be significantly different from that for Pacific Systems common stock prior to the Distribution.

BACKGROUND AND REASONS FOR THE DISTRIBUTION

Pacific Systems Control Technology, Inc. (formerly American Champion Entertainment, Inc.) is a Delaware company with its headquarter in 100 Marina Parkway, Suite 325, Redwood Shores, California. Our mission is to provide technology solutions, by cooperation with other high-tech companies in the field, for power automation and metering systems in the global electric utility marketplace, in particular in China and the United States.

Pacific Systems is the gateway of Holley Holding USA, its major stockholder, to exploit the global electric utility market leveraging on Holley's resources and financial strength. Pacific Systems is also a software application developing company specialized in designing integrated computer control systems for power plants. Collaborating with Holley Science and Technology Company of China, a full system integrator for SCADA/EMS systems for the electric utility industry Systems in China, Pacific Systems can easily channel these resources and deliver total solutions to the global utility market place. Currently, Pacific Systems is working with Holley Science and Technology in several contracts with power plants in China for the development of computer systems regulating the generation and transmission of electric power. In addition to full system integration capability, Pacific Systems also provides:

1.  Manufacture of communications, MMI, and redundancy interface equipment for distributed PC based systems

2.  Develop standardized SCADA system software products

3.  Develop standardized EMS system software products

4.  Develop protocol software to meet standards for;

- RTU to Master/Peer communications

- Sub master to Master/Peer communications

- Intelligent electronic device (IED) to RTU/Master/Sub master communication

5.  Full system and product support, with field service, repair and maintenance contract capabilities

We intend to provide open, state of the art solutions to electric utilities from China to worldwide based on over 20 years of experience from the Larson Group. Dr. Robert E. Larson, who is also on our Board of Directors, together with his team of scientists, will assist us with the design and customization of solutions and products for our clients that include the Holley Group of China. Such solutions include Supervisory Control And Data Acquisition (SCADA), Energy Management System (EMS), Distribution Automation (DA), and Automatic Meter Reading (AMR) as well as multi-function commercial electronic meter and residential meter products. Our largest stockholder, Holley Holding USA, makes available to us the vast market of power automation and utility meters in China. The Holley Group of China sold over 27 million meters worldwide last year and captured about 40% of the Chinese domestic market.

In the third quarter this year, we signed a contract with Utility Systems Corporation, a California company, for the development and customization of key electronic components of a meter specially designed for the Chinese market. Of the $2 million dollars in developmental cost to be paid to Utility Systems Corp, $300,000 was paid so far and the balance is anticipated to be made by early 2002. This product will be sold to Holley Science and Technology of China beginning in the year 2002.

The Board of Directors of Pacific Systems have decided, for the reasons set forth herein, to distribute to Pacific Systems' stockholders all of the outstanding stock of PeopleNet. After the consummation of the Distribution, Pacific Systems will only engage in the business of utility metering and power automation under the management of the Larson Group of California and the Holley Group of China.

During the period from January 2001 through June 2001, Pacific Systems' management and legal and financial advisors considered various alternative transactions involving Pacific Systems' business. The proposal to effect the Distribution was presented to and approved by the Board of Directors of Pacific Systems on June 22, 2001 and then on December __, 2001 by a majority of its stockholders. Thereafter, Pacific Systems' management and legal and financial advisors continued to meet to resolve business issues and to prepare the necessary documentation.

Reasons for the Distribution

The Board of Directors of Pacific Systems believes that the Distribution is in the best interests of Pacific Systems and Pacific Systems' stockholders and that the separation of PeopleNet and Pacific Systems will enable the respective management teams to focus more closely on their businesses and provide flexibility for each of the separated companies to grow in the way best suited for its industry.

After the separation, PeopleNet and Pacific Systems will each be able to pursue the separate, and at times fundamentally different, business strategies that are appropriate in their respective industries. PeopleNet, for example, may operate with minimal debt levels so as to be able to use its financial strength to augment its competitive position and to pursue other business opportunities. Pacific Systems may choose to assume its own financing stratagy in order to take advantage of opportunities that may arise in its fields of interest.

The Board of Directors of Pacific Systems considered all of these factors in connection with its decision to proceed with the Distribution. In this regard, the Board of Directors of Pacific Systems did not assign any particular weight to specific factors, and individual directors may have assigned different weights to different factors.

THE DISTRIBUTION

Introduction

On August 13, 2001, Pacific Systems announced a plan to separate PeopleNet and Pacific Systems in a tax-free distribution of PeopleNet to the stockholders of Pacific Systems. On June 22, 2001, the Pacific Systems' Board of Directors formally approved the Distribution. On December __, 2001, a majority of the stockholders of Pacific Systems formally approved the Distribution. Each Pacific Systems stockholder of record at the close of business on the date which will be fixed by the Pacific Systems Board of Directors as the record date for the Distribution (the "Distribution Record Date") will receive one share of PeopleNet common stock for every 17 shares of Pacific Systems common stock held by such holder at the close of business on the Distribution Record Date. The receipt by Pacific Systems' stockholders of the PeopleNet common stock in the Distribution will be tax-free to such stockholders and Pacific Systems for federal income tax purposes. On the date on which the Pacific Systems Board of Directors declares the dividend that constitutes the Distribution (the "Distribution Date"), Pacific Systems will deliver a global certificate representing all of the outstanding shares of PeopleNet common stock to the Transfer Agent. As soon as practicable thereafter, the Transfer Agent will deliver the shares of PeopleNet common stock to Pacific Systems' stockholders of record on the Distribution Record Date. If a Pacific Systems stockholder sells or otherwise transfers shares of Pacific Systems common stock between the Distribution Date and the time shares of PeopleNet are delivered by the Transfer Agent, such selling or transferring stockholder generally will be required to assign to the purchaser or transferee the right to receive the shares of PeopleNet common stock distributed on such transferred shares. Questions relating to the Distribution prior to the Distribution Date or relating to transfers of PeopleNet common stock after the Distribution Date should be directed to: Investor Relations, Pacific Systems Control Technology, Inc., 100 Marine Parkway, Suite 325, Redwood Shores, CA 94065, telephone number: 650-802-8299.

Form of Transaction

The Distribution is the method by which Pacific Systems will be separated into two publicly traded companies, PeopleNet and Pacific Systems. In the Distribution, Pacific Systems will distribute to its stockholders shares of PeopleNet common stock, which will represent a continuing interest in the PeopleNet business to be conducted by PeopleNet. After the Distribution, Pacific Systems' only business will be utility metering and power automation, and the shares of Pacific Systems common stock held by Pacific Systems stockholders will represent a continuing ownership interest only in that business. Stockholders should note that notwithstanding the legal form of the Distribution described above whereby Pacific Systems expects to spin off PeopleNet, because of the relative significance of the PeopleNet business to Pacific Systems, PeopleNet will be treated as the "accounting successor" to Pacific Systems for financial reporting purposes. Therefore, the historical financial information for Pacific Systems included in this Proxy Statement is that of Pacific Systems. The historical financial information for OLD Pacific Systems has been prepared on a stand-alone basis as described in Note 1 to the OLD Pacific Systems Financial Statements included elsewhere in this Proxy Statement. Such historical financial information includes allocations of certain Pacific Systems corporate headquarters assets, liabilities and expenses relating to OLD Pacific Systems. The resulting effect on Pacific Systems due to the separation of PeopleNet is provided in the proforma column as if the separation had taken place on September 30, 2001.

Manner of Effecting the Distribution

The Distribution will be made to stockholders of record of Pacific Systems at the close of business on the Distribution Record Date. Based on the 27,462,871 shares of Pacific Systems common stock outstanding as of December __, 2001, the Distribution will consist of 2,010,000 shares of PeopleNet common stock. On the Distribution Date, Pacific Systems will deliver a global certificate representing all outstanding shares of PeopleNet Common Stock to the Transfer Agent. As soon as practicable thereafter, the Transfer Agent will deliver to stockholders stock certificates representing shares of PeopleNet common stock. Pacific Systems stockholders will not be required to pay for shares of PeopleNet common stock received in the Distribution, or to surrender or exchange certificates representing shares of Pacific Systems common stock in order to receive credit for shares of PeopleNet common stock.

IN ORDER TO BE ENTITLED TO RECEIVE SHARES OF PEOPLENET COMMON STOCK IN THE DISTRIBUTION, PACIFIC SYSTEMS STOCKHOLDERS MUST BE STOCKHOLDERS AT THE CLOSE OF BUSINESS ON THE DISTRIBUTION RECORD DATE.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

The following discussion summarizes certain of the material U.S. federal income tax consequences that should result from the Distribution. This discussion is based on provisions of the Code and the regulations promulgated thereunder, and on current administrative rulings and court decisions, all of which are subject to change.

The Distribution will qualify as a tax-free spin-off under Section 355 of the Code.

For U.S. federal income tax purposes:

1.  No gain or loss will be recognized by Pacific Systems on the distribution of the stock of PeopleNet to the stockholders of Pacific Systems;

2.  No gain or loss will be recognized by (and no amount will be included in the income of) Pacific Systems' stockholders on the Distribution;

3.  The aggregate basis of the PeopleNet and Pacific Systems stock in the hands of the stockholders of Pacific Systems immediately after the Distribution will equal the aggregate basis of their Pacific Systems stock immediately before the Distribution, with such aggregate basis being allocated between the PeopleNet and the Pacific Systems stock in proportion to their respective fair market values; and

4.  The holding period of the PeopleNet stock received on the Distribution will include the holding period of the Pacific Systems stock with respect to which the Distribution is made, provided that the Pacific Systems Corporation stock is held as a capital asset on the date of the Distribution.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY. THE SUMMARY DOES NOT ADDRESS THE EFFECTS OF ANY STATE, LOCAL OR FOREIGN TAX LAWS. MOREOVER, THE SUMMARY MAY NOT BE APPLICABLE TO CERTAIN PACIFIC SYSTEMS STOCKHOLDERS WHO, AMONG OTHER CIRCUMSTANCES, ARE EXEMPT FROM FEDERAL INCOME TAX OR WHO ARE NEITHER CITIZENS NOR RESIDENTS OF THE UNITED STATES. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN TAX LAW THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

LISTING AND TRADING OF PEOPLENET COMMON STOCK AND
PACIFIC SYSTEMS COMMON STOCK

Prior to the date hereof, there has not been any established trading market for PeopleNet common stock. We anticipate applying for listing on Nasdaq in early 2002. In the event that the application for a Nasdaq listing is unsuccessful, PeopleNet's shares may then be traded on the OTC:BB. We cannot provide any assurance as to the prices at which the PeopleNet common stock will trade on any exchange. Until the PeopleNet common stock is fully distributed and an orderly market develops in the PeopleNet common stock, the price at which it trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the PeopleNet common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for PeopleNet common stock, developments affecting the PeopleNet business generally and general economic and market conditions.

Shares of PeopleNet common stock distributed to Pacific Systems stockholders will be freely transferable, except for shares of PeopleNet common stock received by persons who may be deemed to be "affiliates" of PeopleNet under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of PeopleNet after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Pacific Systems, and may include certain officers and directors of PeopleNet, as well as principal stockholders of PeopleNet. Persons who are affiliates of PeopleNet will be permitted to sell their shares of PeopleNet common stock only pursuant to an effective registration statement under the Securities Act or an exemption for the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Pacific Systems common stock (i.e., the "old" Pacific Systems common stock) will continue to trade on the OTC:BB after the Distribution. However, because of the significant changes that will take place as a result of the Distribution, the trading market for Pacific Systems common stock after the Distribution may be significantly different from that for Pacific Systems common stock prior to the Distribution. The market may view Pacific Systems as a "new" company after the Distribution, and it may not be the subject of significant research analyst coverage. There can be no assurance as to the prices at which Pacific Systems common stock will trade before, on or after the Distribution Date and until an orderly market develops in the Pacific Systems common stock, the price at which it trades may fluctuate significantly. Prices for Pacific Systems common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for Pacific Systems common stock, developments affecting the Pacific Systems Business and general economic and market conditions.

RELATIONSHIP BETWEEN PEOPLENET AND
OLD PACIFIC SYSTEMS AFTER THE DISTRIBUTION

PeopleNet is currently a wholly owned subsidiary of Pacific Systems, and the results of operations of entities that are or will be its subsidiaries have been included in Pacific Systems' consolidated financial results. After the Distribution, Pacific Systems will not have any ownership interest in PeopleNet, and PeopleNet will be an independent public company.

FINANCIAL STATEMENTS OF PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

Balance Sheets

                                                                            PROFORMA
                                                 DEC 31        SEP 30        SEP 30
                                                  2000          2001          2001
                                               -----------   -----------   -----------
                                                 (audited)   (unaudited)   (unaudited)
ASSETS
  Cash.......................................  $     5,309        27,283        13,156
  Accounts receivable........................      187,726       542,616        42,950
  Loans receivable, related parties..........       91,197        91,179        91,179
  Prepaid expenses...........................       15,667         2,448         2,448
  Property and equipment, net................      226,547       172,091        24,310
  Receivable from PeopleNet International....          -             -       1,500,000
  Investments................................      487,647       524,414       524,414
  Investment in subsidiary...................          -             -         678,881
  Deposits...................................          -         300,000       300,000
  Film costs, net............................    3,950,000     2,549,518           -
  Note receivable............................       81,224        81,244        81,244
  Inventory..................................          -          15,413           -
                                               -----------   -----------   -----------
    Total Assets.............................  $ 5,045,319     4,306,206     3,258,582
                                               ============  ===========   ===========

LIABILITIES
  Accounts payable and accrued expenses......  $   630,790       523,763       252,204
  Notes payable, related parties.............       36,000       321,500       282,500
  Other......................................        3,746           -             -
  Securities to be issued....................    2,228,391           -             -
  Notes payable..............................    1,606,043       174,925       124,925
                                               -----------   -----------   -----------
    Total Liabilities........................    4,504,970     1,020,188       659,629
                                               -----------   -----------   -----------

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 per share,
    6,000,000 shares authorized,
    none issued or outstanding...............          -             -             -
      Common stock, $.0001 par value;
    40,000,000 shares authorized.............          941         2,760         2,760
  Additional paid-in capital.................   24,464,507    28,977,246    18,174,578
  Accumulated deficit........................  (23,925,099)  (25,693,988)  (15,578,385)
                                               -----------   -----------   -----------
    Total Stockholders' Equity...............      540,349     3,286,018     2,598,953
                                               -----------   -----------   -----------
                                               $ 5,045,319   $ 4,306,206   $ 3,258,582
                                               ===========   ===========   ===========

The proforma column represents the financial figures as if the Distribution had taken place on September 30, 2001.
The accompanying notes are an integral part of these financial statements.

FINANCIAL STATEMENTS OF PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

Statement of Operations

                                                                            Proforma
                                                              9 Months      9 Months
                                               Year Ended       Ended         Ended
                                               -----------   -----------   -----------
                                               Dec 31,2000   Sep 30,2001   Sep 30,2001
                                               -----------   -----------   -----------
                                                 (audited)   (unaudited)   (unaudited)

REVENUE
  Film income and sponsorship fees...........  $   154,520           -             -
  Licensing income...........................          -         450,000           -
  Sporting events promotion..................      400,000           -             -
  Other......................................       13,191         2,682           132
                                               -----------   -----------   -----------
    Total revenue............................      567,711       452,682           132
                                               -----------   -----------   -----------
COSTS AND EXPENSES
  Cost of sales - Film income................       33,177           325           -
  Film cost reserve..........................    3,697,224       450,000           -
  Cumulative effect on prior years due to
    change in accounting method..............          -         945,000           -
  Selling....................................    1,419,034        19,595           -
  Salaries and payroll taxes.................    2,361,393       140,180           -
  Rent.......................................      120,281        81,551        81,551
  General and administrative.................    3,492,773       565,495       383,003
                                               -----------   -----------   -----------
    Total costs and expenses.................   11,123,882     2,202,146       464,553
                                               -----------   -----------   -----------
                                               (10,556,171)   (1,749,464)     (464,421)
                                               -----------   -----------   -----------
OTHER INCOME (EXPENSE)
  Interest expense...........................     (313,939)       (7,894)       (7,420)
  Interest - Beneficial conversion
    feature of debentures....................     (712,896)          -             -
  Interest - Debenture conversion expense....   (2,078,391)          -             -
  Loss on investments........................     (246,404)          -             -
                                               -----------   -----------   -----------
    Total other income (expense)                (3,351,630)       (7,894)       (7,420)
                                               -----------   -----------   -----------
LOSS FROM OPERATIONS BEFORE
   PROVISION FOR INCOME TAXES................  (13,907,801)   (1,757,358)     (471,841)

PROVISION FOR INCOME TAXES...................          100        11,532        11,532
                                               -----------   -----------   -----------
NET LOSS FROM CONTINUING OPERATIONS..........  (13,907,901)   (1,768,890)     (483,373)

LOSS FROM DISCONTINUED OPERATIONS............     (110,758)          -             -
                                               -----------   -----------   -----------
NET LOSS..................................... $(14,018,659)   (1,768,890)     (483,373)
                                               ===========   ===========   ===========

Weighted average number of
  shares outstanding.........................    7,323,154    27,462,871    27,462,871
                                               -----------   -----------   -----------
Basic and diluted loss per share.............     $(1.91)       $(0.06)       $(0.02)
                                               ===========   ===========   ===========

The proforma column represents the financial figures as if the Distribution had taken place on September 30, 2001.
The accompanying notes are an integral part of these financial statements.

FINANCIAL STATEMENTS OF PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

Statement of Cashflows

                                                                            Proforma
                                                              9 Months      9 Months
                                               Year Ended       Ended         Ended
                                               -----------   -----------   -----------
                                               Dec 31,2000   Sep 30,2001   Sep 30,2001
                                               -----------   -----------   -----------
                                                 (audited)   (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................  $(14,018,659)   (1,768,890)     (483,373)
  Adjustments to reconcile net loss to net cash
    used for operating activities:
      Securities issued for services........     2,915,202       115,725       115,725
      Non-cash charge for beneficial
        conversion feature of debentures....       712,996           -             -
      Conversion of debenture interest to
        common stock........................        38,421           -             -
      Depreciation and amortization.........       125,588        57,581         1,993
      Redemption of debentures..............     2,078,391           -             -
      Amortization of original issue
        discount on long-term debt..........       194,148           -             -
      Bad debts.............................       905,807        66,667           -
      Amortization of loan fees and
        consulting fees.....................       495,957           -             -
      Film cost reserve.....................     3,697,224     1,395,000           -
      Loss on investments...................       246,403           -             -
(Increase) decrease in
    Accounts receivable.....................      (411,647)     (421,557)      (42,951)
    Intercompany balances...................           -             -        (132,698)
    Prepaid expenses and other..............           -          13,219        (2,448)
    Inventory...............................        (8,207)      (15,411)          -
    Deposits................................           -        (300,000)     (300,000)
  Increase (decrease) in
    Accounts payable and accrued expenses...      (412,285)      (33,296)      (18,538)
    Deferred revenues.......................       (16,920)          -             -
                                               -----------   -----------   -----------
    Net cash used for operating activities..    (3,459,588)     (890,962)     (862,290)
                                               -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment........        (8,129)       (3,125)       (2,644)
  Payments for film costs...................      (125,148)        5,482           -
  Investment in BA Networks.................      (300,000)          -             -
  (Increase) decrease in other investments..        15,950       (36,767)      (36,767)
                                               -----------   -----------   -----------
  Net cash used for investing activities....      (417,327)      (34,410)      (39,411)
                                               -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from exercise of
    common stock options....................       603,690       300,000       300,000
  Proceeds from exercise of warrants........       459,750           -             -
  Redemption of common stock................       (62,683)       22,000        22,000
  Proceeds from investment..................           -         300,000       300,000
  Proceeds on loans from related parties....        36,000       282,500       282,500
  Payments on loans from related parties....       (84,100)          -             -
  Proceeds on notes payable.................     3,085,750        50,000           -
  Payments on notes payable.................      (188,697)      (10,154)      (10,154)
                                               -----------   -----------   -----------
  Net cash provided by financing activities.     3,849,710       947,346       894,346
                                               -----------   -----------   -----------
NET INCREASE IN CASH........................       (27,205)       21,974        (7,355)

CASH, beginning of period...................        32,514         5,309        20,511
                                               -----------   -----------   -----------
CASH, end of period.........................   $     5,309        27,283        13,156
                                               ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for
    Interest................................   $    81,270         7,894         7,420
                                               ===========   ===========   ===========

    Foreign and state income taxes..........   $       100        11,532        11,532
                                               ===========   ===========   ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES
    Long-term debt converted to equity......   $ 1,135,605     2,000,000     2,000,000
                                               ===========   ===========   ===========
    Beneficial conversion feature
     of debentures..........................   $   712,896           -             -
                                               ===========   ===========   ===========
    Common stock warrants issued with debt..   $   799,736           -             -
                                               ===========   ===========   ===========
    Common stock and warrants issued
      related to services...................   $ 2,425,707        19,980        19,980
                                               ===========   ===========   ===========
    Options granted related to services.....   $   489,495        95,745        95,745
                                               ===========   ===========   ===========
    Common stock and warrants issued
      related to redemption of debentures...   $ 2,078,391           -             -
                                               ===========   ===========   ===========

The proforma column represents the financial figures as if the Distribution had taken place on September 30, 2001.
The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS - September 30, 2001

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation and Consolidation - The consolidated financial statements include the accounts of Pacific Systems Control Technology, Inc. (the "Company") and its wholly owned subsidiary, America's Best Karate ("ABK"), which owns 100% of American Champion Media, Inc., and American Champion Marketing ("AC Marketing"). American Champion Media, Inc. has changed its name to PeopleNet International Corporation ("PeopleNet"). There was no activity in AC Marketing during 2001. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations - PeopleNet focuses on operating and managing all media-related programs for the Company. These programs consist of production of educational television programs for children, which emphasize martial arts values and fun. ABK was involved in the operations of the Company's karate studios, which have been discontinued.

Acquisition - In September 2000, the Company entered into an agreement to acquire an 80% interest of Beijing Wisdom Net Technology, Co., Ltd. ("BA Networks"), located in Beijing, People's Republic of China. BA Network is in the business of computer and communication network deployment, apartment and office building security automation deployment and related consulting services. The total purchase price paid to BA Networks, including 800,000 shares of the Company's common stock was $450,000. As of September 30, 2001, BA Networks had not commenced the necessary procedures to change the legal status of BA Networks to a foreign invested enterprise or applied for the necessary PRC governmental approvals for the transfer of ownership. On October 28, 2000, BA Networks signed a letter of intent with the Company to set up a Co-operative Joint Venture ("CJV") in China into which all BA Network's assets will be transferred. The CJV will be owned 80% by the Company and 20% by BA Networks. The establishment the CJV was approved by the Beijing Municipal Government on December 1, 2000 and the business license was granted on December 20, 2000. Since the Company does not have control of BA Networks until the transfer of assets occurs, the investment in BA Networks is being accounted for as a deposit under the cost method of accounting as of September 30, 2001 at the original purchase price of $450,000. Upon completion of the transfer of assets the acquisition will be accounted for under the purchase method of accounting. The operations of BA Networks are conducted exclusively in the People's Republic of China ("PRC"). It is at least reasonably possible that the activities of BA Networks, which are conducted in the People's Republic of China, may be disrupted in the near term from factors outside the control of the Company such as from negative effects of economic and political forces.

Revenue Recognition - Revenue from films and licensing is recognized when earned in accordance with Statement of Position 00-2, Accounting by Producers or Distributors of Films. Revenue from films and licensing is recorded when a sale or licensing arrangement has been executed, the film is complete and has been delivered or is available for delivery, the license period of the arrangement has begun, the arrangement fee is determinable and collection is reasonably assured. The Company is recognizing revenue prorate over the licensing period because collection of the revenue is not reasonably assured. Management will monitor payment patterns and habits and will record the balance of the licensing fees at such time it is determined the balance of the payments due under the licensing agreement are reasonably assured. Upon adoption of this new accounting standard, the Company adjusted the carrying amount of the unamortized film cost by $945,000 in 2001. This expense is included in the statement of operations as the cumulative effect on prior years due to change in accounting method. Film costs and participation costs are amortized using the individual-film-forecast-computation method, which amortizes such costs in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue as of the beginning of the current fiscal year. The amortization of capitalized film costs begins when a film is released or it begins to recognize revenue from that film. The management of the Company periodically reviews its estimates of future revenues for each master and if necessary a revision is made to amortization rates and a write down to net realizable value may occur.

Concentrations of Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash with financial institutions deemed by management to be of high credit quality. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk.

Cash and Cash Equivalents - The Company considers certain highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment - Property and equipment is stated at cost. Depreciation for furniture and fixtures and certain equipment is computed using the straight-line method over an estimated useful life of five years. Leasehold improvements are amortized using the straight-line method over the term of the respective leases.

Film Costs - Film costs consist of the capitalized costs related to the production of original film masters for videos and television programs. The net film costs are presented on the balance sheet at the net realizable value for each master. During 2000 the Company established a reserve against the capitalized film costs to reduce the carrying amount to the estimated net realizable value.

Other Assets - Other assets for 1999 consists of a deposit for the acquisition of Great Wall. The acquisition did not go through and the deposit was reclassified to note receivable. At December 31, 2000, the total amount of $203,110 was written down to $81,244.

Fair Values of Financial Instruments - The carrying value of cash, receivables, accounts payable and short-term borrowings approximate fair value due to the short maturity of these instruments. The carrying values of long-term obligations approximate fair value since the interest rates either fluctuate with the lending banks' prime rates or approximate market rate. None of the financial instruments are held for trading purposes.

Basic Loss Per Share - Basic loss per share is based on the weighted average outstanding shares issued. Because the Company has a net loss, the common stock equivalents would have an anti-dilutive effect on earnings per share. Accordingly, basic earnings per share and diluted earnings per share are the same.

Income Taxes - Income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Generally accepted accounting principles require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company and its Subsidiaries file a consolidated tax return.

Securities to be Issued - The balance sheet account at December 31, 2000, also includes shares of common stock to be issued in connection with the acquisition of BA Networks. The shares are issued during the second quarter of 2001.

Beneficial Conversion Feature of Debentures - The beneficial conversion feature of debentures relates to the accounting under Emerging Issues Task Force Consensus 98-5. Under this standard the Company is required to record a charge as interest expense when the conversion terms of convertible debentures provide for a discount from the fair market value of the stock when computing shares to be received by the debenture holders when the debentures are converted to common stock.

Reclassifications - Certain reclassifications have been made to the 1999 amounts to conform to the current presentation.

Presentation - Management believes utilizing a classified balance sheet presentation is not appropriate, as the operating cycle of the media-related segment of the Company is expected to exceed 12 months. Accordingly, an unclassified presentation is utilized for the accompanying balance sheet, which is an acceptable method under SFAS No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films."

Going Concern - Management's plans and the ongoing operations of the Company are expected to require working capital during 2001. In addition the Company has experienced continuing losses from operations. These factors cause substantial doubt about the ability of the Company to continue as a going concern. Management will be required to obtain additional capital to fund the ongoing operations during the remainder of 2001. Management expects to raise additional capital through the stock purchase agreements with Holley.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of operations. The continuation of the Company as a going concern is dependent upon the success of obtaining additional capital and, thereafter, on attaining profitability. There can be no assurance that management will be successful in the implementation of its plan. The financial statements do not include any adjustments in the event the Company is unable to continue as a going concern.

Note 2 - Basis of Reporting

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for completed financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the financial position of the Company on September 30, 2001 and the results of its operations and its cash flows for the nine months periods ended September 30, 2001. The accompanying unaudited financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2000 included in the Company's Form 10-KSB/A as filled with the SEC on April 26, 2001.

Note 3 - Uses of Estimates, Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in these financial statements include the recovery of film costs which has a direct relationship to the net realizable value of the related asset. It is at least reasonably possible that management's estimate of revenue from films could change in the near term which could have a material adverse effect on the Company's financial condition and results of operations.

Note 4 - Film Costs

Film costs consist of the capitalized costs related to the production of videos and programs for television as follows:

                                                 September 30     December 31
                                                     2001             2000
                                                 ------------     -----------
Television program
  The Adventures With Kanga Roddy, net of
    reserve of $3,537,259 at September 30, 2001
    and December 31, 2000....................... $  4,660,075     $ 4,665,557
Videos
  Montana Exercise Video, net of reserve of
    $148,253 at September 30, 2001 and
    December 31, 2000...........................          -               -
  Strong Mind Fit Body, net of reserve of
    $18,042 at September 30, 2001 and
    December 31, 2000...........................          -               -
                                                 ------------     -----------
                                                    4,660,075       4,665,557

Less accumulated amortization                       2,110,557         715,557
                                                 ------------     -----------
                                                 $  2,549,518     $ 3,950,000
                                                 ============     ===========

A reserve was established to reduce the capitalized film costs of "The Adventures With Kanga Roddy" to its net realizable value at December 31, 2000. Other investments in both Montana Exercise Video and the videos of the "Strong Mind Fit Body" were fully reserved as management believes these videos would not generate future revenues for the Company. An amortization charge of $1,395,000 was taken as of September 30, 2001.

Note 5 - Debenture Conversion

On December 27, 2000, the Company entered into an agreement with Holley Holding (U.S.A.) Ltd. (Holley), in which Holley agreed to acquire all outstanding debentures of the Company from the debenture holders. They also agreed that they would convert the debentures to common stock upon acquisition from the debenture holders. The debentures were purchased from the debenture holders and the debentures were converted to common stock on January 4, 2001. As part of the agreement, the conversion terms of the debentures were changed and the debentures were then converted to 13,717,045 shares of common stock. In connection with the agreement, the Company is obligated to issue 2,404,960 shares of stock to the prior debentures holders and certain other individuals. The Company has also agreed to issue 2,325,000 warrants to purchase common stock of the Company at a price of $0.16 per share. The Company also issued warrants and options to various parties related to the conversion. The value of the additional shares issued as a result of the change in conversion terms and securities issued in connection with the transaction was $2,078,391. This amount has been accrued and charged to expense as of December 31, 2000, the period in which the parties agreed to all terms of the transaction.

Note 6 - Delisting

The Company was notified by Nasdaq in April 2001 that the Company failed to meet eligibility requirements for continued listing on the Nasdaq SmallCap Market. Effective April 3, 2001, the Company's common stock began trading on the Over The Counter Bulletin Board ("OTC:BB").

Note 7 - Capital Stock

During the three month period ended June 30, 2001, the Company issued 135,000 shares of common stock to a consultant for investor relations services. In the same period, the Company also sold 137,500 shares of common stock at the price of $0.16 per share to Mr. Yuanhao Li as part of a Stock Purchase Agreement made between the Company and Mr. Li in December 2000. Subsequent to the three month period ended June 30, 2001, the Company issued 685,529 stock options to Dr. Robert E. Larson and other individuals of the Larson Group for Dr. Larson's involvement with the Company as a member of the Board of Directors and also for the appointment of management personnel from the Larson Group to key positions of the Company.

Note 8 - Significant Events

The company has effectively changed its corporate name to Pacific Systems Control Technology, Inc. on August 8, 2001 and its trading symbol will be changing to PFSY on or about August 14, 2001. This name change is made to more appropriately reflect the businesses of utility metering and power automation that the company is engaging under management by the Larson Group of California and the Holley Group of China. The Holley Group became the company's largest shareholder in January 2001 when they purchased all of the company's convertible debt and converted the outstanding principal into common stock.

The company filed a Form 10-SB on August 2, 2001 with the intent to spin off its wholly own subsidiary, American Champion Media, Inc., which has changed its name to PeopleNet International Corporation ("PeopleNet"), as a tax-free distribution to its shareholders. Upon effectiveness of the spin off, the Company's shareholders will receive one share of PeopleNet stock for approximately every 17 shares of Pacific Systems stock held. PeopleNet will be engaging in the marketing of its TV property "Adventures With Kanga Roddy" as well as a truly safe Internet browser for children called "ChiBrow".

As part of the spin off transaction, the advances to ABK will be offset against the amounts due to the Company and the net amount due adjusted down to $1,500,000 with the balance converted to additional paid-in-capital. This $1,500,000 will be converted to a note payable and will be due in annual installments of $300,000 plus interest at 8 percent. The television program, "The Adventures With Kanga Roddy", and all licensing and distribution rights associated with the program will also secure the note.

In July 2001, PeopleNet adopted the 2001 Stock Option Plan. The plan provides for the issuances of up to 1,500,000 options to purchase common stock of PeopleNet. No options have been issued under the plan.

In July 2001, PeopleNet adopted the Non-Employee Directors Stock Option Plan. The plan provides for the issuances of up to 500,000 options to purchase common stock of PeopleNet. No options have been issued under the plan.

In July 2001, PeopleNet adopted the 2001 Stock Incentive Plan. The plan provides for the issuances of up to 500,000 shares of common stock of PeopleNet. No shares have been issued under the plan.

In June 2001, PeopleNet signed an agreement with ECapital Group, Inc. ("Ecapital") to purchase the exclusive licensing and marketing rights to ChiBrow, a safe web browser software for children. Under the terms of the agreement, upon the effectiveness of the spin-off of PeopleNet from its parent company, PeopleNet will issue 375,000 shares of common stock, with registration rights, to ECapital in exchange for the worldwide exclusive rights to market and distribute ChiBrow for three years. PeopleNet intends to file a registration statement for such shares immediately after the effectiveness of the spin-off transaction. Pursuant to the terms of the agreement, PeopleNet shall retain 35% of all revenues generated from such marketing efforts and the balance shall be paid to ECapital.

The company has signed a Development and Purchase Contract with International Utility Information Systems Corporation ("Utility Systems) on August 17, 2001, under which terms the Company shall pay Utility Systems a total of $2,000,000 for the development of an electronic utility meter specially designed for the Chinese market. Funding for this development will be provided by Holley, the Company's largest shareholder.

BUSINESS OF PEOPLENET INTERNATIONAL CORPORATION

Current Business

Between the years 1997 and 2000, we developed and produced 29 half-hour episodes of the Kanga Roddy series which features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other martial arts programs which feature violent content, Kanga Roddy never fights because he understands that conflict can always be resolved through traditional martial arts values such as knowledge, compassion, humility, discipline, respect and an open mind. The show merges these values, which are the core subjects in the field of emotional intelligence, with contemporary music, dance, vibrant colors and exciting movements designed to capture the attention of its target audience consisting primarily of pre-school and primary school children.

Each episode of the Kanga Roddy series focuses on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players, Joe Montana and Ronnie Lott), working on activities such as reading, physical fitness and arts and crafts. During these activities, the children encounter an ethical or social problem, which cause uneasiness or unhappiness among some of the children. The teachers sense the problem and suggest that the children seek help from their friend Uncle Pat, the proprietor of a rare bookstore, played by actor Pat Morita, who was previously featured in "The Karate Kid" movies. Uncle Pat, with the assistance of his pet bookworm, Shakespeare, magically transports the children to the land of Hi-Yah where Kanga Roddy lives. Once in the land of Hi-Yah, Kanga Roddy and his friends Bantu - a female African snake, Tackle Bear - his workout partner, Cimbop and Kimbop - a pair of feline sisters, and Zatochi - a wise old snow monkey, help the children solve their problem by giving examples presented through songs. Kanga Roddy gets inspiration for a proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi or parallels drawn from encounters with his buddy Tackle Bear. The children and the costumed cast present the answers in song and dance routines. When the children return to the community center, they review what they have learned with their teachers.

From 1997 through 2000, we and KTEH, the public broadcasting station serving the San Jose, California area, collaborated on the production of 29 half-hour episodes of the Kanga Roddy series. We funded the production costs of the series and we own all of the intellectual property to the series. KTEH was granted the exclusive domestic (U.S.) broadcasting rights to the series, and KTEH, through their connection to the network of public television, caused the show to be aired by public TV stations across the country. The exclusive broadcasting rights granted to KTEH ended on April 1, 2001.

In September 1999, we signed a licensing agreement with Brighter Child of Westerville, Ohio, for the licensing of the Kanga Roddy story and all related characters for use in interactive CD-Rom games. Under the terms of the agreement, we receive an 8% royalty on the total revenues of licensed products sold by Brighter Child. The agreement expires on December 31, 2002, and an initial royalty advance of $10,000 has been received so far.

In October 1999, we signed a licensing agreement with Prestige Toys of New York, New York, for the licensing of Kanga Roddy and all related characters for use and manufacturing of plush toy items in all sizes. Under the terms of the agreement, we receive an 8% royalty on the total revenues of licensed products sold by Prestige Toys. The agreement expires on December 31, 2001, and an initial royalty advance of $5,000 has been received so far.

We also host a website known as "Hiyah.com" where colorful graphics and streaming audio bring old-time stories and fables to children. We enjoy steadily increasing visits to this site without any sort of advertisement, from originally a few thousand visits per week to over 150,000 per month, with the average duration per visit of over 10 minutes equivalent to about the length of reading two stories. We intend to incorporate this service into the ChiBrow system.

In December 2000, we signed a licensing agreement with World Channel, Inc. of South San Francisco, California, for a five-year worldwide licensing and distribution of the Kanga Roddy TV program and its related video and audio products. Pursuant to terms of the agreement, World Channel has the exclusive right to license such products of the Kanga Roddy program and shall pay PeopleNet $600,000 in licensing fees per year from 2001 through 2005, or a total of $3 million. Royalties under pre-existing agreements are assigned to World Channel. In connection with the distribution of our stock by Pacific Systems Control Technology, we entered into an agreement with Pacific Systems pursuant to which we agreed that all future cashflow related to the Kanga Roddy series and its intellectual property that will be generated from the licensing agreement with World Channel shall be allocated between the two companies on a 50/50 basis. Pursuant to this agreement, PeopleNet will pay Pacific Systems 50% of the cash we receive from World Channel. All revenue under this agreement will be earned and recorded by PeopleNet, with 50% of the cash received used as repayment of the note payable to Pacific Systems. We are only obligated to pay Pacific Systems 50% of the monies we actually receive from World Channel. To this effect, half of the $600,000 per year for 5 years licensing fee from the World Channel agreement will be recorded as a reduction of the $1,500,000 liability payable to the parent company. We intend to recognize the revenue prorata over the term of the licensing agreement.

We plan to retain worldwide rights to the characters and images developed in the Kanga Roddy series, to protect our rights to such characters and images through appropriate registration, and to license their use to manufactures for specific products. There is no assurance that we will be able to do so. If the Kanga Roddy series does not attain and maintain widespread television distribution, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained. We believe there is a need for non-violent entertainment for children worldwide and we will continue to market our Kanga Roddy TV property, its products, characters and educational messages. Television programs for children usually take several years to establish its viewership among the young audience, and our program was only first aired in April 1998. In the previous years, we were directly involved in the sales and marketing of our TV property and its products but results had been insignificant. We have now shifted the marketing efforts onto our licensee partners to will continue to marketing our TV property, but limit our own direct marketing efforts in order to cut costs. As shown in our 2001 interim financial statements that our expense in marketing has been greatly reduced from the previous year, and yet efforts to promote and market our TV property are still on going.

ChiBrow - newly acquired property

In June 2001, we signed an agreement with ECapital Group, Inc. to purchase the exclusive licensing and marketing rights to ChiBrow, a safe web browser software for children. Under the terms of the agreement, upon the effectiveness of the spin-off of PeopleNet from Pacific Systems, we will issue 375,000 shares of our common stock, with registration rights, to ECapital in exchange for the worldwide exclusive rights to market and distribute ChiBrow for three years. We intend to file a registration statement on form SB-2 for the resale of such shares immediately after the effectiveness of our spin-off transaction. Pursuant to the terms of the agreement, we shall retain 35% of all revenues generated from such marketing efforts and the balance shall be paid to ECapital.

We believe that ChiBrow, the safe web browser for children, greatly compliments our non-violent action-filled Kanga Roddy TV program. We further believe that the combination of an Internet property and a TV program strengthens our position as a media content provider with an Internet strategy. The following is a description of our business plan regarding ChiBrow.

ChiBrow, once installed on personal computers, allows children to browse the World Wide Web by accessing sites from a pre-selected list of approved sites known as the Safe-Sites List. Selection criteria include age-appropriateness, educational value, balance in social issues, and meaningful content. Through password control, parents can access and modify the Safe-Sites List as well as set a time limit for browsing after which the computer automatically shuts down. ChiBrow also incorporates a search engine called CoolNetwork which allows young web surfers a safe and educational environment on the Internet. It organizes information based on age-appropriateness and functionality, and provides a feature-filled online experience including safe e-mail, public chat rooms and forums, plus a wide variety of children friendly programs such as art gallery, contests, games and community service activities.

Through ChiBrow, children can use the Internet safely to explore and learn, absent of "inappropriate" adult contents such as violence, pornography, hate speeches, and profanity, while giving parents and educators the ability to define where their children can venture. ChiBrow is a browser, not a filtering software. Consequently, ChiBrow circumvents many of the issues filtering technologies have difficulties addressing:

1.  alcohol and tobacco marketing;

2.  unsafe privacy practices;

3.  inappropriate adult images and sounds; and

4.  sophisticated use of language in which the words themselves are harmless, but the content is not

ChiBrow avoids these problems and simplifies security management by giving parents complete control. Parents define what is appropriate for their children by determining what Web sites they can access. They can create or build on an existing list of safe Web sites called the Safe-Sites List, restrict access to a Safe-Sites Search Engine containing 10,000+ safe Web sites, and/or open access to sites based on domains realms (.edu, .gov and .org). Because parents have complete control over the browser, and hence the content that is displayed, they can be certain that sites they allow their children to visit meet their safety standards.

Children browse the Web by selecting a site from ChiBrow's Safe-Sites List, by clicking on links within an approved site, or through the Safe-Sites Search Engine (when allowed). Sites in either the Safe-Sites List or Search Engine have been screened to meet our safety criteria. Each link a child visit is checked against the list approved sites (Safe-Sites List), Search Engine, and/or domain realms before it is opened. If the site belongs to the same domain and/or is located within a domain/site in the Safe-Sites List or security options, ChiBrow displays the Web page. If it isn't, ChiBrow ignores the click and sends an alert at the bottom of the screen. In order to visit that site, the child must have permission from the parent. Because parental approval is required for each new site added, parents can rest assured that their child will only visit the sites they determined to be safe.

Today's generation of children embraces the Internet and the personal computer with the same enthusiasm that previous generations embraced television. According to Computer Economics, the number of children using the Internet will grow from 26 million worldwide in 2001, to 77 million by 2005. Although the U.S. remains the dominant Internet market, this is truly a global phenomenon and the growth rate in Asia and Europe is expected by many to surpass that of the U.S.

Through the testing period of the past 12 months, we have given away without charge over 30,000 copies of the basic ChiBrow software via download from our server. Although registration by the user is not required, over 10,000 users have voluntarily registered. Based on feedback from our users worldwide, and with added functionalities such as a secure email system, we believe most of the users will not object to a paid subscription upon the coming official launch of the complete ChiBrow system. We have also conducted negotiations with governmental agencies in China that have indicated interest in ChiBrow. The official launch date of ChiBrow is tentatively set for early 2002. At the official launch, new ChiBrow software available either via downloading or on CD-Rom, with more complete features, will need to be purchased by the users. The new version will have mechanisms that will require the user to remit timely payment for uninterrupted use. We will set up in-bound telemarketing operator to assist users with the new subscription process. We expect the conversion of free users into paying subscribers will allow us to receive revenue from this property beginning with the 1st quarter of 2002. We are also preparing ChiBrow in the Chinese language and intend to launch and market ChiBrow in mainland China within the year 2002 and the conversion into Chinese has been completed at a cost of $10,000 and one month of programming time. We expect conversions into other languages will incur similar cost and time.

There have been several unsolicited reviews of ChiBrow by publications and journals including the recent September 2001 issue of "Yahoo Internet Life" and the April 2001 issue of "Family PC Magazine". The conclusions have been in our favor stating that ChiBrow is the only truly safe portal for children available today and that ChiBrow does not engage in filtering technology that has been proven to fall short of fail safe. We have received 5-star ratings from "GuardCentral" - a computer security and news publication, and "Tucows.com" - a rating system for children software, the highest rating for our browser from these organizations. Utilizing such endorsements, we intend to seek corporate sponsorship and advertisement from companies engaged in products for children. We have been approached by several multi-national organizations, governments and corporations expressing strong interest in sponsoring ChiBrow upon our official launch. We will employ marketing personnel specialized in seeking such corporate sponsorship and advertisement. However there are no assurances that we will receive sponsorship for the official launch, in which case we may have to rely on debt financing to fund the launch activities. ECapital Group, Inc. has expressed the possibility of extending a loan to us for our short-term needs if necessary, however, there can be no assurances that this or any other financing will be available when needed.

Our marketing budget will be $30,000 per month, which includes a sales department of 3 persons. We will also employ a team of 3 software engineers, plus two executives. The company will have a total of 8 employees and we forecast our monthly burn rate to be $80,000.

Copyright of all of the ChiBrow software and computer codes, and all trademarks remain the property of ECapital Group.

Previous Business Activities

In the year 2000, we received revenues from a one-time promotion and production of a professional boxing event in China. Our previous investments in exercise videos have been completely written off as of December 31, 2000. Our management has decided not to engage in the businesses of sporting events promotion and exercise videos in the future.

Competition

Each of the industries in which we compete is highly competitive and most of the companies with which we compete have greater financial and other resources than us. With respect to our media activities, we compete with major production companies, and competition for access to a limited supply of facilities and talented creative personnel to produce our programs which is often based on relationships and pricing. Our programs compete for time slots, ratings, distribution channels and financing, and related advertising revenues with other programming products. Our competitors include motion picture studios, television networks, and independent television production companies, which have become increasingly active in children's programming. We compete for broadcast commitments and production funding for public television projects with Children's Television Workshop, other independent production companies, and projects produced by local public television stations.

If we attempt to expand into other areas, including the Internet, we will face more intense competition from other larger entities such as Disney, CartoonNetwork.com, Yahooligans, etc., which also seek to attract the children's and family audiences segment with their services. In addition, there is a strong trend toward vertical integration in the business, with more companies owning content, making it more difficult for smaller, independent companies such as us to obtain favorable financing and distribution terms.

Other approaches to safety for children browsing the Internet involve filtering technology that is subject to attack by de-filtering software and interference with other programs on the host computer. Examples of such filtering software currently on the market are NetNanny, SurfMonkey, SurfControl, InternetGuard, CyberSitter and others. However since there is no previous commercial launch of a children's portal using similar approaches to ours, we cannot gauge how users may react to our offer of software and services. We may have difficulty converting the currently free users of ChiBrow into paying subscribers, or securing advertisers and corporate sponsors.

Employees

As of September 30, 2001, we employed two employees on a full-time basis, both of which are management. We intend to employ a total of eight persons in order to be able to handle our existing business and the marketing of ChiBrow.

BUSINESS OF PACIFIC SYSTEMS CONTROL TECHNOLOGY

Pacific Systems Control Technology, Inc. (formerly American Champion Entertainment, Inc.) is a Delaware company with its headquarter in 100 Marina Parkway, Suite 325, Redwood Shores, California. Our mission is to provide technology solutions, by cooperation with other high-tech companies in the field, for power automation and metering systems in the global electric utility marketplace, in particular in China and the United States.

Pacific Systems is the gateway of Holley Holding USA, its major stockholder, to exploit the global electric utility market leveraging on Holley's resources and financial strength. Pacific Systems is also a software application developing company specialized in designing integrated computer control systems for power plants. Collaborating with Holley Science and Technology Company of China, a full system integrator for SCADA/EMS systems for the electric utility industry Systems in China, Pacific Systems can easily channel these resources and deliver total solutions to the global utility market place. Currently, Pacific Systems is working with Holley Science and Technology in several contracts with power plants in China for the development of computer systems regulating the generation and transmission of electric power. In addition to full system integration capability, Pacific Systems also provides:

1.  Manufacture of communications, MMI, and redundancy interface equipment for distributed PC based systems

2.  Develop standardized SCADA system software products

3.  Develop standardized EMS system software products

4.  Develop protocol software to meet standards for;

- RTU to Master/Peer communications

- Sub master to Master/Peer communications

- Intelligent electronic device (IED) to RTU/Master/Sub master communication

5.  Full system and product support, with field service, repair and maintenance contract capabilities

We intend to provide open, state of the art solutions to electric utilities from China to worldwide based on over 20 years of experience from the Larson Group. Dr. Robert E. Larson, who is also on our Board of Directors, together with his team of scientists, will assist us with the design and customization of solutions and products for our clients that include the Holley Group of China. Such solutions include Supervisory Control And Data Acquisition (SCADA), Energy Management System (EMS), Distribution Automation (DA), and Automatic Meter Reading (AMR) as well as multi-function commercial electronic meter and residential meter products. Our largest stockholder, Holley Holding USA, makes available to us the vast market of power automation and utility meters in China. The Holley Group of China sold over 27 million meters worldwide last year and captured about 40% of the Chinese domestic market.

In the third quarter this year, we signed a contract with Utility Systems Corporation, a California company, for the development and customization of key electronic components of a meter specially designed for the Chinese market. Of the $2 million dollars in developmental cost to be paid to Utility Systems Corp, $300,000 was paid so far and the balance is anticipated to be made by early 2002. This product will be sold to Holley Science and Technology of China beginning in the year 2002.

PROPOSAL NO. 2
AMENDMENT OF THE CERTIFICATE OF INCORPORATION

A majority of the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock (the "Capital Stock") as more fully described below. The Company currently has authorized capital stock of 46,000,000, of which 40,000,000 is Common Stock, $.0001 par value per share, and 6,000,000 shares of Preferred Stock. There are currently 27,462,871 shares of Common Stock and no shares of Preferred Stock are outstanding. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing. The Board of Directors of the Company believes that the following amendment to the Certificate of Incorporation is in the best interest of the Company and its stockholders.

Having a substantial number of authorized but unissued shares of Common Stock and Preferred Stock that is not reserved for specific purposes would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock and Preferred Stock may, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock and Preferred Stock by existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock or Preferred Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The additional Capital Stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

When issued, the additional shares of Common Stock and Preferred Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock and Preferred Stock currently authorized and outstanding. Holders of Common Stock and Preferred Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

The Board of Directors will be empowered, without the necessity of further action or authorization by the Company's stockholders, unless required in a specific case by applicable laws or regulations, to authorize the issuance of the Preferred Stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each such series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's Common Stock. No preferred stock is presently authorized by the Company's Certificate of Incorporation.

The amendment will authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock which may be issued: (a) the distinctive designation and number of shares constituting such series; (b) the dividend rates, if any, on the shares of that series and whether dividends would be payable in cash, property, rights or securities; (c) whether dividends would be non- cumulative, cumulative to the extent earned, partially cumulative or cumulative and, if cumulative, the date from which dividends on the series would accumulate; (d) whether, and upon what terms and conditions, the shares of that series would be convertible into or exchangeable for other securities or cash or other property or rights; (e) whether, and upon what terms and conditions, the shares of that series would be redeemable; (f) the rights and preferences, if any, to which the shares of that series would be entitled in the event of voluntary or involuntary dissolution or liquidation of the Company; (g) whether a sinking fund would be provided for the redemption of the series and, if so, the terms of and amounts payable into such sinking fund; (h) whether the holders of such securities would have voting rights and the extent of those voting rights; (i) whether the issuance of any additional shares of such series, or of any other series, shall be subject to restrictions as to issuance or as to the powers, preferences or rights of any such other series; and (j) any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable. Holders of the Company's Common Stock have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the Preferred Stock. However, such effect might include: (a) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock to the extent the Preferred Stock has voting rights; and (c) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

The adoption of the amendment may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. The Board of Directors would have the ability to issue a significant number of shares of Common and Preferred Stock as a defense to an attempted takeover of the Company. Issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the company more difficult or more costly. Such an issuance could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

Article 4-A of the Company's Certificate of Incorporation currently provides as follows:

4.  A.  Classes of Stock. This corporation is authorized to issue two classes of shares of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Forty Million (40,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is Six Million (6,000,000), par value $0.0001 per share; the total number of shares which the corporation is authorized to issue is Forty-Six Million (46,000,000).

The Company's Board of Directors has approved the following amendment to Article 4, subject to approval of such amendment by the holders of the Company's Common Stock as specified below:

4.  A.  Classes of Stock. This corporation is authorized to issue two classes of shares of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One hundred Million (100,000,000), par value $.0001 per share, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $.0001 per share; the total number of shares which the corporation is authorized to issue is One Hundred and Ten Million (110,000,000).

The amendment increases the authorized amount of capital stock of the Company to 110,000,000 shares of which 100,000,000 is Common Stock and 10,000,000 is preferred stock. The amendment authorizes the Company's Board of Directors to issue preferred stock from time to time in one or more series without further stockholder approval. Under the amendment, the Board may specify the rights, preferences and restrictions of any series of preferred stock issued which rights, preferences and restrictions may be superior to those of the Common Stock. Such rights and preferences may provide, but is not limited to, specific dividend rights, dividend rates, conversion rights, voting rights, redemption rights and liquidation preferences. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility, could also have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

PROPOSAL NO. 3
INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE
1997 EMPLOYEE STOCK OPTION PLAN

A majority of the Company's stockholders approved an increase in the number of shares issuable pursuant to the Company's 1997 Employee Stock Option Plan (the "1997 Stock Plan") from 1,750,000 to 10,000,000. The following is a summary of principal features of the 1997 Stock Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Stock Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary, Anthony K. Chan, at the Company's principal offices at 100 Marine Parkway, Suite 325, Redwood Shores, California 94065.

The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and became effective upon the closing of the IPO. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan was originally 350,000, subject to adjustments as provided in the 1997 Stock Plan. However, the 1997 Stock Plan was first amended in May 1998, secondly amended in May 1999, and then thirdly amended in December 1999 to increase the total number of shares of Common Stock subject to issuance under the 1997 Stock Plan first to 800,000 and secondly to 4,800,000 and then thirdly to 7,000,000 which when adjusted for the 1:4 reverse split of the company's stock in January 2000 became a total of 1,750,000 shares.

The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors.

The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which will be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively.

SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse.

The Committee and the Board of Directors of the Company believe it is an important operating strategy to continue to provide incentives to the Company's employees and other individuals and to recruit competent persons to join the Company. The Committee and the Board of Directors have concluded that an increase to 10,000,000 shares reserved under the Plan provides adequate flexibility to provide such incentives.

PROPOSAL NO. 4
INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE
1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

A majority of the Company's stockholders approved an increase in the number of shares issuable pursuant to the Company's 1997 Non-Employee Stock Option Plan (the "Director Plan") from 200,000 to 500,000. The following is a summary of principal features of the 1997 Director Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Director Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary, Anthony Chan, at the Company's principal offices at 100 Marine Parkway, Suite 325, Redwood Shores, California 94065.

The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and became effective upon the closing of the Company's Initial Public Offering. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule. The total number of shares of Common Stock subject to issuance under the Directors Plan was originally 50,000, subject to adjustments as provided in the plan. However, the Directors Plan was first amended in May 1999 and then secondly amended in December 1999 to increase the total number of shares of Common Stock subject to issuance under the Directors Plan first to 550,000 and then secondly to 800,000 shares which when adjusted for the 1:4 reverse split of the company's stock in January 2000 became a total of 200,000 shares.

The Committee and the Board of Directors of the Company believe it is an important operating strategy to continue to provide incentives to non-employee directors and to attract qualified nominees to the Company's Board of Directors. The Committee and the Board of Directors have concluded that an increase to 500,000 shares reserved under the Directors Plan provides adequate flexibility to provide such incentives.

MANAGEMENT OF PEOPLENET INTERNATIONAL CORPORATION

As of December 10, 2001, our directors, executive officers and control persons are:

     Name               Age   Position                                Director Since

     Anthony K. Chan    47    President, Chief Executive Officer,     1997
                              Chief Financial Officer, Chairman and
                              Director

     George Chung       41    Director                                1997

Anthony K. Chan. Mr. Chan has served as President, Chief Executive Officer, and a Director of American Champion Entertainment, Inc. since February 1997, and has served as our Chief Executive Officer, Chairman and Director since 1997. From 1985 to 1990, Mr. Chan served as the Director of Chinese Affairs for the Eisenberg Company, a diversified business enterprise, where Mr. Chan's principal duty was to negotiate contracts in the People's Republic of China. Prior to 1985, Mr. Chan was employed by the Bank of America NT & SA as an economic forecaster. Mr. Chan received his MBA from the University of California at Berkeley.

George Chung. Mr. Chung has served as Chairman of the Board and a Director of American Champion Entertainment, Inc. since February 1997, and as our Director since 1997. From 1981 to 1991, Mr. Chung owned and operated a karate studio in Los Gatos, California. Mr. Chung was inducted into the Black Belt Hall of Fame in 1983. He is regarded in the martial arts industry as a pioneer in the modernization of what is known as contemporary martial arts training, which includes the use of music in both training and performance. He has been featured in magazines, books, television and motion pictures. He is a published author and wrote "Defend Yourself," a worldwide published self-defense system for Sybervision Systems. In 1995, he was awarded a "Superbowl Ring" from the San Francisco 49ers in recognition for his outstanding martial arts work with their championship football team. Mr. Chung also served as our executive producer for the Kanga Roddy series during the years 1999 and 2000.

Executive Compensation

The following table sets forth certain summary information with respect to the compensation paid to our Chief Executive Officer and President, and our Chairman of the Board, for services rendered in all capacities for the period through December 31, 2000. We had no other executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

Name	Position	Year	Salary	Other Compensation	Bonus	Long-Term Compensation
						Awards		Payouts
						Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs(#)(1)	LTIP Payout($)	All Other Compensation ($)
Anthony Chan	President & Chief Executive Officer & Chief Financial Officer & Chairman of the Board & Director	2000 1999	$135,000 $127,262	None	None	None	None	None	None
George Chung	Director	2000 1999	$135,000 $127,262	None	None	None	None	None	None

Stock Options Grants and Exercises

Option/SAR Grants within 2000

Option/SAR Grants in Last Fiscal Year
Individual Grants
Name	Number of Securities Underlying Option Granted (#)	% of Total Options Granted to all persons in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Anthony Chan	None	0
George Chung	None	0

The following table shows the value at December 3, 2001 of unexercised options held by the named executive officers:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values.

			Number of securities underlying unexercised options at fiscal year-end (#)	Value of unexercised in-the-money options at fiscal year-end ($)
Name	Shares acquired on exercise (#)	Value Realized ($)	Exercisable/ unexercisable	Exercisable/ unexercisable
Anthony Chan, President, Chief Executive Officer and Chief Financial Officer, Chairman of the Board and Director	None	None	None	None
George Chung, Director	None	None	None	None

 ---------------------------

The compensation for our key management will be evaluated from time to time by the Board. The Board may, in its discretion, award these individuals cash bonuses, options to purchase shares of common stock under our Equity Incentive Plan and such other compensation, including equity-based compensation, as the Board, or a committee thereof, shall approve from time to time.

MANAGEMENT OF PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

As of December 11, 2000 the directors, executive officers and controlling persons of the Pacific Systems Control Technology, Inc. are:

Name	Age	Position with the Company	Since
Licheng Wang	40	Chairman and Director	2001
Robert E. Larson	63	Director	2001
Anthony K. Chan	47	Director, Chief Executive Officer	1997
Yuen Kong	50	President	2001

Licheng Wang. Mr. Wang has been the Chairman of the Holley Group Co. Ltd. since 1991 and is instrumental in growing the company to over $200 million in assets and over 6,000 employees. He started with Holley in 1978 as a factory manager. He is also currently the Chairman of Chongqing Holley Holding Co. Ltd. which has assets of $1.2 billion and trades on the China Shenzhen Exchange (stock no. 0607). He oversees sixteen factories including one in Thailand and one in Israel. The Holley Group controls over 40% of the utility meter market in China and has sold over 27 million meters worldwide in the year 2000. Mr. Wang is a graduate in Electrical Engineering from the Zhejiang University.

Robert E. Larson. Dr. Larson has been involved in technological innovation and international business development for the past 35 years, and the Larson Group is a strategic business management and development consulting company. He was the inventor of SCADA/EMS, a system that allows for real-time acquisition of data for energy management systems. He founded the Systems Control Company, and at one point directly employed over one hundred Ph.D's. After selling Systems Control to British Petroleum, Dr. Larson served for a year as the President of the International Institute for Electrical and Electronic Engineers, an organization with over 300,000 members. Dr. Larson is also the Managing Director of the Woodside Fund, a strategic investment fund focusing on utility and power related companies.

Anthony K. Chan. Mr. Chan has served as President, Chief Executive Officer, and a Director of American Champion Entertainment, Inc. since February 1997, and has served as our Chief Executive Officer, Chairman and Director since 1997. From 1985 to 1990, Mr. Chan served as the Director of Chinese Affairs for the Eisenberg Company, a diversified business enterprise, where Mr. Chan's principal duty was to negotiate contracts in the People's Republic of China. Prior to 1985, Mr. Chan was employed by the Bank of America NT & SA as an economic forecaster. Mr. Chan received his MBA from the University of California at Berkeley.

Yuen Kong. For the past 15 years, Mr. Kong worked closely with China's Ministry of Electric Power and he introduced Dr. Robert E Larson's technologies in computerized grid control automation and system control automation to many users in China. Through Mr. Kong's involvement, more than ten provinces in China have implemented the real time Supervisory Control and Data Acquisition System (SCADA). For the past ten years, Mr. Kong has been the Executive Director of the Larson Group, actively participated in the technological development of the power industry in China, has made numerous investments and ventures in China including 12 joint ventures and 5 solely owned companies, and has raised funds for 32 high tech development companies totalling over US$500 million.

Executive Compensation

The following table sets forth certain summary information with respect to the compensation paid to the Company's Chief Executive Officer and President, and the Company's Chairman of the Board, for services rendered in all capacities to the Company for the period through December 31, 2000. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

Name	Position	Year	Salary	Other Compensation	Bonus	Long-Term Compensation
						Awards		Payouts
						Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs(#)(1)	LTIP Payout($)	All Other Compensation ($)
Anthony Chan	President & Chief Executive Officer	2000 1999 1998 1997	Cash salary paid by PeopleNet	---- ---- ---- ----	---- ---- ---- ----	250,000 ---- ---- ----	335,000 275,000 20,000 21,875	---- ---- ---- ----	---- ---- ---- ----
George Chung	Chairman of the Board	2000 1999 1998 1997	Cash salary paid by PeopleNet	---- ---- ---- ----	---- ---- ---- ----	250,000 ---- ---- ----	335,000 275,000 20,000 21,875	---- ---- ---- ----	---- ---- ---- ----

(1) Options were granted under the 1997 Stock Plan, and adjusted for the 1:4 reverse split of the company's common stock on January 4, 2000.

Stock Options Grants And Exercises

Option/SAR Grants within 2000

Option/SAR Grants in Last Fiscal Year
Individual Grants
Name	Number of Securities Underlying Option Granted (#) Adjusted for 1:4 reverse split	% of Total Options Granted to all persons in Fiscal Year	Exercise or Base Price ($/Sh) Adjusted for 1:4 reverse split	Expiration Date
Anthony Chan	35,000 300,000 335,000	0.6% 5.3% 5.9%	$2.125 $0.300	01/09/2010 12/27/2005
George Chung	35,000 300,000 335,000	0.6% 5.3% 5.9%	$2.125 $0.300	01/09/2010 12/27/2005

The following table shows the value at December 3, 2001 of unexercised options held by the named executive officers:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values (Adjusted for 1:4 reverse split of the company's common stock on January 4, 2000).

			Number of securities underlying unexercised options at fiscal year-end (#)	Value of unexercised in-the-money options at fiscal year-end ($)
Name	Shares acquired on exercise (#)	Value Realized ($)	Exercisable/ unexercisable	Exercisable/ unexercisable*
Anthony Chan, President and Chief Executive Officer	0	0	601,875 / 50,000	$0 / $0
George Chung, Chairman of the Board	0	0	601,875 / 50,000	$0 / $0

---------------------------

* Assumes a fair market value of $0.09 per share at the close of December 3, 2001.

The compensation for the Company's key management will be evaluated from time to time by the Board. The Board may, in its discretion, award these individuals cash bonuses, options to purchase shares of the Common Stock under the Company's Equity Incentive Plan and such other compensation, including equity-based compensation, as the Board, or a committee thereof, shall approve from time to time.

SECURITY OWNERSHIP OF PEOPLENET INTERNATIONAL CORPORATION

The following table sets forth, as of the date of the spin-off of PeopleNet from Pacific Systems Control Technology, certain information with respect to stock ownership of:

  all persons known by us to be beneficial owners of 5% or more of its outstanding shares of Common Stock;
  each director; and
  all directors and officers as a group.
Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percentage of Common Stock Ownership*
Holley Holding USA, Inc.	738,387	36.7%
ECapital Group, Inc.	375,000	18.7%
Anthony K. Chan (Director)	27,000	1.3%
George Chung (Director)	0	0%
All Directors and Officers as a group (two persons)	27,000	1.3%

_______________________

1    The addresses for the directors and executive officers is c/o PeopleNet International Corporation, 100 Marine Parkway, Suite 325, Redwood Shores, California 94065.

    The address for Holley Holding USA is 131 So. Maple Avenue, Suite 6, South San Francisco, CA 94080.

    The address for ECapital Group is 2001 Gateway Place, Suite 270 West, San Jose, CA 95110.

DESCRIPTION OF SECURITIES OF PEOPLENET INTERNATIONAL CORPORATION

General

We have an authorized capital of 100,000,000 shares of common stock, $.0001 par value, and 10,000,000 shares of preferred stock, $.0001 par value, of which 2,010,000 shares of common stock and no shares of preferred stock are currently outstanding.

Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. Such holders are entitled to share pro rata in such dividends as may be declared by the Board of Directors out of funds legally available. On any dissolution, liquidation or winding-up of our business, the holders of common stock will be entitled to share pro rata in all distributions made after payment of or provision for the payment of all debts and prior claims. There are no preemptive rights or conversion privileges applicable to the common stock.

Preferred Stock

The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of us. We do not have any current plans to issue any Preferred Stock.

SECURITY OWNERSHIP OF PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

The following table sets forth, as of the date of December 11, 2001, certain information with respect to stock ownership of all persons known by us to be beneficial owners of 5% or more of its outstanding shares of Common Stock;
  each director; and
  all directors and officers as a group.
Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percentage of Common Stock Ownership*
Holley Holding (USA) Ltd.	12,610,837	45.9
Licheng Wang (Drector)	0	0%
Robert E. Larson (Director)	274,212 (2)	1.0%
Anthony K. Chan (Director)	1,028,360 (3)	3.6%
Yuen Kong (President)	300,000 (4)	1.1%
All officers and directors as a group (4 persons)	1,602,572 (5)	5.5%

______________________

*** Represents less than one percent.

(1) The addresses for the directors and executive officers is c/o Pacific Systems Control Technology, Inc., 100 Marine Parkway, Suite 325, Redwood Shores, California 94065.

(2) Includes 274,212 shares subject to presently exercisable options granted under our 1997 stock option plan.

(3) Includes 651,875 shares subject to presently exercisable options granted under our 1997 stock option plan.

(4) Includes 300,000 shares subject to presently exercisable options granted under our 1997 stock option plan.

(5) Includes an aggregate of 1,226,087 shares subject to presently exercisable options granted under our 1997 stock option plan.

DESCRIPTION OF SECURITIES OF PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

General

We have an authorized capital of 100,000,000 shares of common stock, $.0001 par value, and 10,000,000 shares of preferred stock, $.0001 par value, of which 27,462,871 shares of common stock and no shares of preferred stock are currently outstanding.

Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. Such holders are entitled to share pro rata in such dividends as may be declared by the Board of Directors out of funds legally available. On any dissolution, liquidation or winding-up of our business, the holders of common stock will be entitled to share pro rata in all distributions made after payment of or provision for the payment of all debts and prior claims. There are no preemptive rights or conversion privileges applicable to the common stock.

Preferred Stock

The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of us. We do not have any current plans to issue any Preferred Stock.

ADDITIONAL INFORMATION

The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000, quarterly report on Form 10-QSB for the quarter ended September 30, 2001, copies of any exhibit thereto or other information are available upon request by any stockholder to Anthony K. Chan, Pacific Systems Control Technology, Inc., 100 Marine Parkway, Suite 325, Redwood Shores, California 94065, telephone (650) 802-8299.

By Order of the Board of Directors,

/s/ ANTHONY K. CHAN, SECRETARY

Anthony K. Chan
Secretary

Redwood Shores, California
December __, 2001